Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 22, 2020, relating to the financial statements of Viant Technology LLC, appearing in the Registration Statement No. 333-252117 on Form S-1 of Viant Technology Inc.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

February 9, 2021